                                                        Exhibit 99.3

                                                        Exhibit to Annual Report
                                                        on Form 10-K of
                                                        Angelica Corporation



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

     For the fiscal year ended     December 31, 1997
                               -------------------------------------------------
                                   OR

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

     For the transition period from                      to
                                    --------------------    --------------------

     Commission file number       1-5674
                           -----------------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                            THE ANGELICA CORPORATION
                              SAVANNAH 401(k) PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive officer:

                              ANGELICA CORPORATION
                           424 South Woods Mill Road
                       Chesterfield, Missouri 63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)    Financial Statements.                                Pages of this
             --------------------                                 -------------
                                                                  Form 11-K
                                                                  ---------

             Report of Independent Public Accountants                   5

             Statement of Net Assets Available for                      6-7
             Plan Benefits - December 31, 1997 and
             December 31, 1996

             Statement of Changes in Net Assets                         8
             Available for Plan Benefits - Fiscal
             Year ended December 31, 1997

             Notes to Financial Statements                              9-11

             Schedule I                                                 12

             Schedule II                                                13


      (b)    Exhibits.
             --------

             23.   Consent of Independent Public Accountants.

                            THE ANGELICA CORPORATION
                            SAVANNAH 401(k) PLAN

                            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1997 AND 1996
                            TOGETHER WITH AUDITORS' REPORT

                       THE ANGELICA CORPORATION
                       ------------------------

                         SAVANNAH 401(k) PLAN
                         --------------------

            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
            -----------------------------------------------

                     DECEMBER 31, 1997 AND 1996
                     --------------------------

                         TABLE OF CONTENTS
                         -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits December 31, 1997 Statement of Net Assets Available for Plan Benefits December 31, 1996 Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended December 31, 1997

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
    Purposes December 31, 1997
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1997

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Savannah 401(k) Plan (the Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


      /s/ Arthur Andersen LLP


St. Louis, Missouri,
  March 27, 1998

                                                 THE ANGELICA CORPORATION
                                                 ------------------------

                                                  SAVANNAH 401(k) PLAN
                                                  --------------------

                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   ---------------------------------------------------

                                                    DECEMBER 31, 1997
                                                    -----------------

                                                                                       Investment Funds
                                                                      ----------------------------------------------------
                                                                                                                  Directed
                                                                      Company                    Interest         Purchase
                                                                       Stock        Mutual        Income          of Life
                                                     Total             Fund          Fund          Fund          Insurance
                                                    --------           ----         ------       --------        ---------
           ASSETS
           ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                 $    928           $928         $  -         $   -             $ -
  MFS Growth Opportunities Fund                        2,222            -            2,222           -               -
  Washington Mutual Investors Fund                     6,791            -            6,791           -               -
  American Balanced Fund                                 645            -              645           -               -
  Society National Bank MGD GIC Fund                 557,091            -              -          557,091            -
  Boatmen's BT Short-Term Investment Fund             35,904             26             31         35,833           14
  Loans to participants                               19,556            -              -           19,556            -
                                                    --------           ----         ------       --------          ---
                                                     623,137            954          9,689        612,480           14
OTHER ASSETS:
  Contributions receivable (including
    employer's contributions of $776)                  4,112              5             33          4,058           16
Interest and dividends receivable                        171             10            -              161            -
Loan payments receivable                                 794            -              -              794            -
                                                    --------           ----         ------       --------          ---
         Total assets                                628,214            969          9,722        617,493           30

        LIABILITIES
        -----------

PREMIUMS PAYABLE                                          30            -              -             -              30
                                                    --------           ----         ------       --------          ---
NET ASSETS AVAILABLE FOR PLAN BENEFITS              $628,184           $969         $9,722       $617,493          $ -
                                                    ========           ====         ======       ========          ===


                           The accompanying notes are an integral part of this statement.

                                                 THE ANGELICA CORPORATION
                                                 ------------------------

                                                  SAVANNAH 401(k) PLAN
                                                  --------------------

                                   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   ---------------------------------------------------

                                                    DECEMBER 31, 1996
                                                    -----------------

                                                                                      Investment Funds
                                                                     -----------------------------------------------------
                                                                                                                  Directed
                                                                     Company                     Interest         Purchase
                                                                      Stock         Mutual        Income          of Life
                                                     Total            Fund           Fund          Fund          Insurance
                                                    --------          ----          ------       --------        ---------
         ASSETS
         ------

INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                 $    975         $  975         $  -         $    -            $ -
  MFS Growth Opportunities Fund                        1,606            -            1,606            -              -
  Washington Mutual Investors Fund                     2,634            -            2,634            -              -
  American Balanced Fund                               1,008            -            1,008            -              -
  Hartford Life Insurance Company Group
    Annuity Contract                                 157,746            -              -          157,746            -
  Society National Bank MGD GIC Fund                 350,102            -              -          350,102            -
  Boatmen's Employee Benefit Short-Term Fund           5,039             33             91          4,900           15
  Loans to participants                               25,704            -              -           25,704            -
                                                    --------         ------         ------       --------          ---
                                                     544,814          1,008          5,339        538,452           15
OTHER ASSETS:
  Contributions receivable (including
    employer's contributions of $805)                  4,241              5             95          4,126           15
  Interest and dividends receivable                      221             12            194             15            -
  Loan payments receivable                             1,252            -              -            1,252            -
                                                    --------         ------         ------       --------          ---
         Total assets                                550,528          1,025          5,628        543,845           30

           LIABILITIES
           -----------

PREMIUMS PAYABLE                                          30            -              -              -             30
                                                    --------         ------         ------       --------          ---
NET ASSETS AVAILABLE FOR PLAN BENEFITS              $550,498         $1,025         $5,628       $543,845          $ -
                                                    ========         ======         ======       ========          ===

                             The accompanying notes are an integral part of this statement.

                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                        SAVANNAH 401(k) PLAN
                                                        --------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                                ------------------------------------

                                                                                      Investment Funds
                                                                    ----------------------------------------------------
                                                                                                               Directed
                                                                    Company                     Interest       Purchase
                                                                     Stock         Mutual        Income         of Life
                                                     Total            Fund          Fund          Fund         Insurance
                                                   ---------        -------        -------      ---------      ---------
ADDITIONS:
  Participant contributions                        $  53,322        $    52        $   996      $  51,923        $ 351
  Employer contributions                               9,969             25            176          9,768           -
  Interest income                                     37,681              2              4         37,675           -
  Dividend income                                        882             44            838           -              -
  Interfund transfers                                   -              (305)         3,254         (2,949)          -
  Net unrealized appreciation of investments           1,115            267            848           -              -
  Net realized (loss) gain on sale of
    investments                                          (15)          (141)           126           -              -
                                                   ---------        -------        -------      ---------        -----
                                                     102,954            (56)         6,242         96,417          351
                                                   ---------        -------        -------      ---------        -----
DEDUCTIONS:
  Participant withdrawals                             24,917           -             2,148         22,769           -
   Life insurance premiums                               351           -              -              -             351
                                                   ---------        -------        -------      ---------        -----
                                                      25,268           -             2,148         22,769          351
                                                   ---------        -------        -------      ---------        -----
          Net increase (decrease)                     77,686            (56)         4,094         73,648           -

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR                      550,498          1,025          5,628        543,845           -
                                                   ---------        -------        -------      ---------        -----
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                          $ 628,184        $   969        $ 9,722      $ 617,493        $  -
                                                   =========        =======        =======      =========        =====



                                   The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

                        SAVANNAH 401(k) PLAN
                        --------------------


       NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
       --------------------------------------------------------

                      DECEMBER 31, 1997 AND 1996
                      --------------------------

1.   DESCRIPTION OF PLAN:
     --------------------

The following description of The Angelica Corporation Savannah 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Savannah, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1997 and 1996, the Plan had $930 and $197, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
               This fund is invested in Angelica Corporation Common Stock.

            Mutual Fund
               Each participant may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund. Effective April 1, 1991, participants could no longer make contributions into the MFS Growth Opportunities Fund but are not required to transfer their account balances elsewhere.

            Interest Income Fund
               This fund is invested in group annuity contracts with Society National Bank.

            Directed Purchase of Life Insurance
               Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1997 and 1996, are as follows:

                 December 31, 1997:
                   Society National Bank MGD GIC Fund                          $557,091
                   Boatmen's BT Short-Term Investment Fund                       35,904

                 December 31, 1996:
                   Hartford Life Insurance Company Group Annuity Contract      $157,746
                   Society National Bank MGD GIC Fund                           350,102

4.   INCOME TAX STATUS:
     ------------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.   TERMINATION OF THE PLAN:
     ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                                  SCHEDULE I





                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                        SAVANNAH 401(k) PLAN
                                                        --------------------


                                     ITEM 27a  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                     ---------------------------------------------------------

                                                         DECEMBER 31, 1997
                                                         -----------------

                                                                           Number of
                                                                           Shares or
                                                                           Principal                             Fair
                                                                             Amount            Cost              Value
                                                                           ---------         ---------         ---------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock <Fa>                                          41         $   1,027         $     928
  Boatmen's Employee Benefit Short-Term Fund <Fa>                           $     26                26                26
                                                                                             ---------         ---------
                                                                                                 1,053               954
                                                                                             ---------         ---------
MUTUAL FUND:
  MFS Growth Opportunities Fund                                              159.606             1,957             2,222
  Washington Mutual Investors Fund                                           223.767             5,531             6,791
  American Balanced Fund                                                      41.130               633               645
  Boatmen's Employee Benefit Short-Term Fund <Fa>                           $     31                31                31
                                                                                             ---------         ---------
                                                                                                 8,152             9,689
                                                                                             ---------         ---------
INTEREST INCOME FUND:
  Society National Bank MGD GIC Fund                                        $557,091           557,091           557,091
  Boatmen's BT Short-Term Investment Fund <Fa>                              $ 35,833            35,833            35,833
  Loans to participants, interest ranging from 6.5% to 10.5% <Fa>           $ 19,556            19,556            19,556
                                                                                             ---------         ---------
                                                                                               612,480           612,480
                                                                                             ---------         ---------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's BT Short-Term Investment Fund <Fa>                              $     14                14                14
                                                                                             ---------         ---------
          Total investments                                                                  $ 621,699         $ 623,137
                                                                                             =========         =========


<Fa>  Also a party-in-interest.



                                   The accompanying notes are an integral part of this schedule.

                                                                                 SCHEDULE II



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                        SAVANNAH 401(k) PLAN
                                                        --------------------


                                        ITEM 27d  SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
                                        -----------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                                ------------------------------------



                                                       Purchases                             Sales
                                                 -----------------------    -------------------------------------------
                                                   Number of    Purchase      Number of     Sales     Cost of    Gain/
        Description of Asset                     Transactions    Price      Transactions    Price      Assets    (Loss)
        --------------------                     ------------   --------    ------------  --------    --------   ------
Society National Bank MGD GIC Fund                     6        $192,257         11       $  8,745    $  8,745   $  -

Boatmen's Employee Benefit Short-Term Fund <Fb>       45          49,701         31         54,740      54,740      -

Boatmen's BT Short-Term Investment Fund <Fb>          76         259,084         37        223,180     223,180      -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.



                                   The accompanying notes are an integral part of this schedule.

                                                                     Exhibit 23
                                                                     of 11-K


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

      As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Savannah 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-625.


                                          /s/ Arthur Andersen LLP


                                          ARTHUR ANDERSEN LLP


St. Louis, Missouri
April 28, 1998


                                    -14-